Exhibit 32.2
                                                               ------------


             STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE
             SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

      The undersigned, Deborah A. McLaughlin, is the Chief Financial Officer and Chief Operating Officer of Slade's Ferry Bancorp. (the "Company"). This statement is being furnished in connection with the filing by the Company of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (the "Report").

By execution of this statement, I certify that:

A) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

B) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

      This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  August 13, 2004                 /s/ Deborah A. McLaughlin
       ---------------                 ------------------------------------
                                       Deborah A. McLAughlin
                                        Chief Financial Officer/Chief
                                       Operating Officer